UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2023

KRYSTAL BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38210	82-1080209
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2100 Wharton Street, Suite 701
Pittsburgh, Pennsylvania 15203
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (412) 586-5830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On March 6, 2023, the Board of Directors (the “Board”) of Krystal Biotech, Inc. (the “Company”) approved an increase in the size of the Board from eight (8) directors to nine (9) directors and appointed Catherine Mazzacco as an independent member of the Board to fill the vacancy created by the increase in the size of the Board. Ms. Mazzacco will serve as a Class I director and stand for election at the Company’s 2024 annual meeting. She will serve on the Nominating and Corporate Governance committee of the Board.

There are no arrangements or understandings between Ms. Mazzacco and any other persons pursuant to which Ms. Mazzacco was selected as a director of the Company. Furthermore, there are no transactions in which the Company was a participant and in which Ms. Mazzacco had an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Mazzacco was CEO & President of LEO Pharma, a privately owned global pharmaceutical company and a member of the Board of Directors from August 2019 to November 2021. Prior this role, Ms. Mazzacco was Senior Vice President, Global Commercial Operations, Life Sciences Division at GE HealthCare, a leading global medical technology, pharmaceutical diagnostics and life sciences company, from February 2018 to May 2019. Before joining GE HealthCare, Ms. Mazzacco spent over 25 years at Abbott Laboratories, a major multinational publicly traded healthcare company where she held several global senior operational and strategic leadership roles, including Vice President, Global Commercial Operations, Abbott Vision Division from 2011 to 2017. Ms. Mazzacco is a Member of the Supervisory Board and Remuneration & Nomination Committee of Servier, a privately owned global pharmaceutical company. Ms. Mazzacco holds a BSE, Engineering, Option Biotechnology from the University of Compiègne in France.

As a non-employee director, Ms. Mazzacco will be entitled to receive compensation as described under “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2022.

Ms. Mazzacco and the Company have entered into an indemnification agreement on the same terms as the Company has previously entered into with its directors, a form of which has been previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

A copy of the press release issued by the Company regarding the appointment of Ms. Mazzacco to its Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 6, 2023
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2023	KRYSTAL BIOTECH, INC.

	By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	President and Chief Executive Officer